Exhibit 99.1

Bausch + Lomb Announces Appointment of Karen L. Ling to Board of Directors

Richard De Schutter to Retire from Board Following 2024 Annual Meeting

VAUGHAN, Ontario, Feb. 28, 2024 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced that Karen L. Ling has been appointed to its Board of Directors (the “Board”), effective immediately. Current director Richard De Schutter will retire from the Board effective as of the company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). With Ms. Ling’s appointment, the Board has been temporarily expanded to 11 members and is expected to revert to 10 directors following the Annual Meeting.

“Since my return to the company, Richard has been a trusted advisor,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “I join the rest of the Board in thanking him for his service, and wishing him well as he pursues his many other interests.”

Mr. Saunders continued, “With her extensive industry leadership experience and time as a public company director, Karen brings significant human capital management, corporate governance and shareholder engagement expertise to the organization. We’re confident her perspectives will be highly additive in the boardroom as Bausch + Lomb continues its evolution.”

Ms. Ling stated, “I have long admired Bausch + Lomb’s reputation in eye health, and am excited to join such a dynamic and innovative organization as it executes an ambitious global growth strategy. I look forward to helping the company deliver value for all stakeholders in 2024 and beyond.”

About Karen L. Ling

Ms. Ling is the former Executive Vice President and Chief Human Resources Officer at American International Group, Inc. and, prior to that, at Allergan. She previously held senior human resources roles at Merck and Wyeth. Ms. Ling is currently a director – and chair of the Compensation and Human Capital Management Committee – of iRythym Technologies and has served on the Boards of Mallinckrodt Plc and TherapeuticsMD Inc. She also serves as a member of the Advisory Committee of Galderma. Additionally, Ms. Ling is a member of the board of two nonprofits: ExpandEd Schools and the JED Foundation. She holds a B.A. in Economics from Yale University and a J.D. from the Boston University School of Law.

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About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from birth through every phase of life. Its comprehensive portfolio of approximately 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on X, LinkedIn, Facebook and Instagram.

Forward-looking Statements

This news release may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Media Contact:

T.J. Crawford

tj.crawford@bausch.com

(908) 705-2851

Investor Contact:

George Gadkowski

george.gadkowski@bausch.com

(877) 354-3705 (toll free)

(908) 927-0735

© 2024 Bausch + Lomb.